FOR IMMEDIATE RELEASE

Griffin Capital Essential Asset® REIT, Inc. (“GCEAR”) and
Griffin Capital Essential Asset® REIT II, Inc. (“GCEAR II”) Complete Merger

Shareholders Vote Overwhelmingly in Favor of Merger

Merger Creates a $4.7 billion, Self-Managed REIT Immediately Accretive to Earnings and Cash Flows and Generates Significant Benefits for Shareholders

El Segundo, Calif. (May 1, 2019) - Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”) announced the completion of the merger with Griffin Capital Essential Asset REIT, Inc. (“GCEAR”). The merger creates a $4.7 billion, self-managed REIT, which will generate significant benefits for shareholders, including substantial cost savings, increased operating efficiencies, and immediate accretion to earnings and cash flow. Operating as GCEAR II, the combined company brings together two highly-complementary, similarly-constructed portfolios with analogous investment mandates, significantly increasing the size, scale, and diversification of the new entity.

“We appreciate the confidence of our shareholders who voted overwhelmingly in favor of this merger, which will deliver immediate and significant value,” said Michael J. Escalante, CEO and President of GCEAR II. “GCEAR II is well-positioned for the future and our experienced management team is committed to intelligent growth of the portfolio and the continued generation of superior income and overall risk-adjusted returns for our shareholders.”

As previously announced on December 14, 2018, GCEAR completed a self-administration transaction which provided immediate benefits to GCEAR shareholders, including a considerable reduction in the operating expenses of GCEAR; these benefits will extend to the combined company, effective today. On March 13 and April 15, 2019, GCEAR II and GCEAR shareholders respectively voted to approve the transaction; approximately 90 percent of the shares voted were in favor of the merger.
Advisors
Robert A. Stanger & Co., Inc. and Bank of America Merrill Lynch acted as financial advisors to GCEAR, and SunTrust Robinson Humphrey, Inc. acted as financial advisor to GCEAR II’s special committee of the board of directors. Nelson Mullins Riley & Scarborough LLP provided legal counsel to GCEAR, and Venable LLP provided legal counsel to GCEAR’s special committee of the board of directors. Morris, Manning & Martin, LLP provided legal counsel to GCEAR II’s special committee of the board of directors.

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About Griffin Capital Essential Asset REIT II
Griffin Capital Essential Asset REIT II, Inc., is a self-managed, publicly registered, non-listed Real Estate Investment Trust (REIT) that reports its Net Asset Value (NAV) daily. Its portfolio of net-lease assets consists of single-tenant, business essential properties throughout the United States, diversified by corporate credit, physical geography, product type, and lease duration. As of April 30, 2019, Griffin Capital Essential Asset REIT II owns 101 properties located in 25 states totaling 27.2 million in rentable square feet, representing a total REIT capitalization of $4.7 billion. Griffin Capital Securities, LLC, Member FINRA/SIPC, is the dealer manager for Griffin Capital Essential Asset REIT II.
Additional information is available at www.gcear.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC"). This is neither an offer nor a solicitation to purchase securities.

Media Contacts
Diana Keary
Senior Vice President
Griffin Capital Company
Dkeary@griffincapital.com
949-270-9303
Or
Ben Rosner
Associate Director
Finsbury
Ben.Rosner@Finsbury.com
646-805-2085

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